Exhibit 4.2.22
                              AMENDED AND RESTATED

                      RECEIVABLES INTERCREDITOR AGREEMENT

                  THIS AMENDED AND RESTATED RECEIVABLES INTERCREDITOR AGREEMENT (the "Agreement"), is made and entered into as of June 12, 1997, by and among The Bank of Nova Scotia and Citicorp USA, Inc., as Administrative Agents under the Credit Agreement (collectively, the "Administrative Agent") and Fleet National Bank (formerly known as Shawmut Bank, N.A.), a national banking association, as trustee (the "Trustee"), for the holders of the Senior Secured Notes. This Agreement amends and restates that certain Intercreditor Agreement by and between Trustee and Citibank N.A., dated as of November 18, 1993 (the "Original Agreement").

                              W I T N E S S E T H:

                  WHEREAS, Citibank N.A. and Trustee entered into the Original Agreement to confirm the relative rights in certain collateral of the Trustee as Trustee for the holders of the Senior Secured Notes, and Citibank N.A., as administrative agent, for certain lenders under the Existing Credit Agreement;

                  WHEREAS, pursuant to the Credit Agreement, dated as of June 12, 1997 (as amended, supplemented, amended and restated or modified from time to time or refinanced, refunded or replaced in whole or in part from time to time and regardless of whether the indebtedness outstanding or permitted to be outstanding thereunder is increased or decreased, the "Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Foamex"), General Felt Industries, Inc., a Delaware corporation ("GFI"; together with Foamex being the "Borrowers"), Trace Foam Company, Inc., a Delaware corporation and a general partner of Foamex, FMXI, Inc., a Delaware corporation and a general partner of Foamex, the lenders, the collateral agent and funding agent thereunder and the Administrative Agents, the Borrowers have repaid the Existing Credit Agreement;

                  WHEREAS, pursuant to the Credit Agreement, the Administrative Agents, for themselves and the benefit of the Lenders, and each of the Borrowers and Foamex Capital Corporation ("FCC") have entered into the Loan Documents, pursuant to which the Borrowers and certain of their Subsidiaries have granted security interests in substantially all of their assets including the Trustee Collateral (ad defined below) to secure the "Obligations" (as defined in the Credit Agreement);

                  WHEREAS, Foamex, GFI, FCC and the Trustee have entered into the Senior Secured Note Indenture (as defined in the Credit Agreement), dated as of June 3, 1993, and Foamex, FCC, GFI, PFI



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and the Trustee have entered into the Supplemental Indenture (senior Secured)
(as defined in the Credit Agreement);

                  WHEREAS, Foamex, FCC and GFI have entered into certain security agreements, pledge agreements, collateral assignments and other agreements, each dated as of June 3, 1993 in favor of the Trustee for the benefit of the holders of the Senior Secured Notes, pursuant to which Foamex, FCC and GFI, respectively, have granted (and any future "Guarantors" (as defined in the Senior Secured Note Indenture) will grant) a security interest in the "Collateral" (as defined in the Security Agreements dated June 3, 1993 in favor of the Trustee made by Foamex L.P. and FCC and by GFI, the "Trustee Security Agreements") of Foamex, FCC, GFI, and any future Guarantors under the Senior Secured Notes, the Senior Secured Note Indenture and the "Collateral Documents" (as defined in the Senior Secured Note Indenture);

                  WHEREAS, the Credit Agreement replaces and refinances the Existing Credit Agreement and constitutes the "Credit Agreement" for purposes of the Senior Secured Note Indenture; and

                  WHEREAS, the Administrative Agent and Foamex have requested that the Trustee confirm certain matters set forth in the Original Agreement.

                  NOW THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Definitions. Terms which are capitalized and not otherwise defined herein shall be defined as such terms are defined in the Credit Agreement as in effect on the date hereof. As used herein, the following terms shall have the following meanings:

                  "Bondholders, shall mean the holders, from time to time, of the Senior Secured Notes.

                  "Lender Obligations" shall mean, collectively, the "obligations" (as defined in the Credit Agreement), and all loans, advances, debts, liabilities, obligations, covenants and duties of any kind or nature owing by any borrower, guarantor or other obligor under any other "Credit Agreement" (as defined in the Senior Secured Note Indenture), or any notes, guaranties or other instruments or agreements relating thereto, whether arising by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, Interest Rate Contract, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, or due or to become due.

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                  "Lender Security Interest" shall mean the liens and security interests granted to the Lenders, at any time and from time to time, to secure the Lender Obligations pursuant to the Loan Documents.

                  "New Intercreditor Agreement" means an intercreditor agreement entered into between the Trustee and the holder of another Lien in the Collateral, on the terms and subject to the conditions set forth in the Senior Secured Note Indenture, including, without limitation, the Intercreditor Agreement, dated as of the date hereof, between the Trustee and The Bank of Nova Scotia and Citicorp USA, Inc.

                  "Receivables" shall mean, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods,
(v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees for any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and
(x) all books and records relating to any of the foregoing.

                  "Receivables Security Agreements" shall mean, collectively, the Subsidiary Security Agreement, the GFI Security Agreement, the Subsidiary Security Agreements, and any other security agreement executed by a Subsidiary or Affiliate of any Borrower granting the Administrative Agent a security interest in such Person's Receivables to secure the Lender Obligations or such Person's guaranty thereof, as the same may be amended, modified, extended, refinanced, refunded or replaced from time to time.

                  "Trustee Collateral" shall mean the "Collateral" as defined in each of the Trustee Security Agreements as such Trustee Security Agreements are in effect on the date hereof.

                  "Trustee Security Agreements" shall mean the security agreements, pledge agreements, collateral assignments and other agreements evidencing the Liens granted in favor of the Trustee to secure the Note Obligations, as the same may be amended,

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modified, extended, refinanced, refunded or replaced from time to time.

                  "Trustee Security Interest" shall mean the liens and security interests granted to the Trustee, at any time and from time to time, to secure the Note Obligations pursuant to the Trustee Security Agreements.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date hereof.

                  2. Scope of Security Interests. The Trustee represents and warrants to the Administrative Agent that, as of the date hereof, the Trustee Security Interest does not include any lien on or security interest in Receivables, except for books and records relating both to Receivables and the Trustee Collateral.

                  3. No Challenge.

                  (a) Neither the Trustee nor any Bondholder shall take any direct or indirect action, or vote in any way, so as to challenge in a bankruptcy or insolvency proceeding or otherwise (i) the validity, priority or enforceability of the Lender Obligations or the Lender Security Interest, (ii) the rights of the Administrative Agent and the Lenders set forth in the Credit Agreement or any of the Loan Documents, or (iii) the validity or enforceability of any provision of this Paragraph 3(a).

                  (b) Neither the Administrative Agent nor any Lender shall take any direct or indirect action, or vote in any way, so as to challenge in a bankruptcy or insolvency proceeding or otherwise (i) the validity, priority or enforceability of the Note Obligations or the Trustee Security Interest, (ii) the rights of the Trustee and the Bondholders set forth in the Senior Secured
Note Indenture or any of the Trustee Security Agreements, or (iii) the validity or enforceability of any provision of this Paragraph 3(b).

                  (c) Nothing in this Section 3 shall be deemed to permit any Borrower, GFI or any other affiliate of Foamex to enter into any transaction that is prohibited by the terms of the Credit Agreement or the Senior Secured
Note Indenture.

                  4. Access to Books and Records. If the Trustee or the Administrative Agent obtains possession of any of the Borrowers' books and records relating to both Receivables and the Trustee Collateral (in connection with any enforcement of their respective security interests or otherwise), then each of the Trustee and the Administrative Agent shall, upon the other's request and at the other's expense, permit the other to review and copy all such books and records. The Trustee grants the Administrative Agent a nonexclusive license (to the extent such a license is permitted to be granted) to use, at the Administrative


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Agent's expense and during regular business hours, all of the Borrowers'
computer hardware and software which the Trustee may possess or have the right to use from time to time in order to permit the Administrative Agent to exercise its rights under the preceding sentence and under the Receivables Security Agreements. The foregoing license, being computed with an interest, shall be irrevocable and shall terminate when this Agreement terminates. The Trustee and the Administrative Agent shall cooperate with each other so that both the Trustee and the Administrative Agent have reasonable access to the books and records (including, without limitation, computer hardware and software) described in this Section 4.

                  5. Trustee's Waivers.

                  (a) The Trustee hereby waives any right it may have to require the Administrative Agent or the Lenders to marshal the Receivables of any Person or entity in favor of the Trustee or the Bondholders.

                  (b) Each Lender has entered into the Credit Agreement and the Receivables Security Agreements in reliance on this Agreement, and the Trustee hereby waives notice of acceptance of the terms of this Agreement, and notice of reliance by the Administrative Agent and the Lenders on this Agreement in making any Loans or extending any other financial accommodations to the Borrowers under the Loan Documents.

                  (c) The Trustee acknowledges that neither the Administrative Agent nor any Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any of the Loan Documents, the collectability of the Lender Obligations or any matter whatsoever related to the Lender Obligations or the Receivables of any Person or entity (except as expressly set forth herein); provided that such acknowledgment by the Trustee shall neither prejudice nor in any way qualify its right, or the right of the Bondholders, to rely on representations and warranties made or deemed to be made to them by any Borrower or any of its affiliates concerning such matters.

                  (d) The Trustee agrees that the Administrative Agent and the Lenders shall have no liability to the Trustee for, and the Trustee hereby waives any claim which the Trustee may have at any time against the Administrative Agent or any of the Lenders arising out of any and all actions which the Administrative Agent or any of the Lenders in good faith and in a commercially reasonable manner, take or omit to take with respect to (i) the Credit Agreement or any other Loan Document, (ii) collection of the Lender Obligations or (iii) foreclosure upon and sale, liquidation or other disposition, or valuation, use, protection or release, of any Receivables (other than books and records constituting part of the Receivables and part of the Trustee Collateral) or any guaranty.


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                  (e) The Trustee hereby waives promptness, diligence, notice of acceptance, notice of modification of any of the terms of the Credit Agreement, the Receivables Security Agreements or any other Loan Document or the exercise of any rights and remedies thereunder to the extent related to Receivables, except as required by law.

                  6. Administrative Agent's Waivers.

                  (a) The Administrative Agent hereby waives any right it may have to require the Trustee or the Bondholders to marshal the Trustee Collateral in favor of the Administrative Agent or the Lenders.

                  (b) The Trustee, on behalf of the Bondholders, has entered into the Senior Secured Note Indenture and the Collateral Documents in reliance on this Agreement, and the Bondholders have purchased, and in the future will purchase, the Senior Secured Notes in reliance on this Agreement, and the Administrative Agent hereby waives notice of acceptance of the terms of this Agreement, and notice of reliance by the Trustee or the Bondholders on this Agreement in entering into the Senior Secured Note Indenture or purchasing the Senior Secured Notes, respectively.

                  (c) The Administrative Agent acknowledges that none of the Trustee or the Bondholders has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Secured Note Indenture, the Senior Secured Notes or the Collateral Documents, or any matter whatsoever related to the Senior Secured Notes or the Trustee Collateral (except as expressly set forth herein); provided that such acknowledgment by the administrative Agent shall neither prejudice nor in any way qualify its right, or the right of the Lenders, to rely on representations and warranties made or deemed to be made to the Administrative Agent or the Lenders by any Borrower or any of its affiliates concerning such matters.

                  (d) The Administrative Agent agrees that the Trustee or the Bondholders shall have no liability to the Administrative Agent for, and the Administrative Agent hereby waives any claim which the Administrative Agent may have at any time against any of the Trustee or the Bondholders arising out of, any and all actions which the Trustee or any of the Bondholders in good faith and in a commercially reasonably manner consistent with the New Intercreditor Agreement, take or omit to take with respect to (i) the Senior Secured Note Indenture, the Senior Secured Notes or the Trustee Security Agreements, (ii) collection of the Senior Secured Notes or (iii) foreclosure upon and sale, liquidation or other disposition, or valuation, use, protection or release, of the Trustee Collateral (other than books and records constituting part of the Trustee Collateral and part of the Receivables) or any guaranty.


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                  (e) The Administrative Agent hereby waives promptness,
diligence, notice of acceptance, notice of modification of any of the terms of the Note Obligations, the Senior Secured Note Indenture or the Collateral Documents or the exercise of any rights and remedies thereunder, except as required by law.

                  7. Bankruptcy Issues.

                  (a) This Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any case of any Borrower under the Bankruptcy Code ( a "Bankruptcy Case") and all references herein shall be deemed to apply to any Borrower as a debtor-in-possession and to any trustee in bankruptcy for the estate of any Borrower.

                  (b) If:

                  (i) any Borrower or any Borrower's estate becomes the subject of a case under the Bankruptcy Code, and

                  (ii) the Lenders desire to permit the use of their cash collateral under Section 363 of the Bankruptcy Code or to provide financing under Section 364 of the Bankruptcy Code, in either case secured by Receivables arising after the commencement of any such Bankruptcy Case and in either case for the normal business purposes of the applicable Borrower; and

                  (iii) in connection with any such use of cash collateral or financing, the applicable Borrower and each other obligor under such cash collateral usage or financing arrangement (whether a Borrower or any affiliate of a Borrower) grants to the Trustee, pursuant to court order, a first priority security interest in all of its personal property (other than its Receivables) arising after the commencement of such Bankruptcy Case which would have constituted Trustee Collateral but for the occurrence of such Bankruptcy Case;

then the Trustee agrees that (x) adequate notice of such financing to the Trustee shall have been provided if (i) with respect to any motion seeking emergency or preliminary authorization to use cash collateral or for post-petition financing, the Trustee receives notice, by telecopy, overnight courier or hand delivery to the Trustee at its address set forth herein, two (2) business days before the entry of any order approving such cash collateral usage or financing and (ii) with respect to any other motions, such notice as is required by law; (y) the Trustee shall not object to such cash collateral usage or financing based on: (I) any claim that the Trustee's liens and security interest are not adequately protected, (II) any objection to the nature or scope of any adequate protection granted to the Lenders in the form of replacement or additional liens on Receivables arising after the commencement of such


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Bankruptcy Case, or (III) any proposed application of pre-petition Receivables proceeds to the Lenders' pre-petition claims, and (z) the Trustee shall not seek to have the automatic stay lifted with respect to the Trustee Collateral for any of the reasons enumerated in the preceding clause (y) so long as such cash collateral usage or financing has not been terminated.

                  (c) Except to the extent specifically stated herein, this Agreement shall not affect or limit the rights of the Trustee and the Bondholders, or the Administrative Agent and the Lenders, in connection with (i) any use or proposed use of cash collateral or debtor-in-possession financing or proposed debtor-in-possession financing (including, without limitation, any right to object to the form of, or any provision of, any cash collateral usage or financing order, to the extent such objection is not expressly prohibited by
Section 7(b) hereof), (ii) any effort to seek adequate protection or relief from the automatic stay or (iii) any Bankruptcy Case.

                  (d) Notwithstanding anything to the contrary contained in
Section 10 hereof, if the Administrative Agent or any of the Lenders is required under any bankruptcy or other law to return to any Borrower, the estate in bankruptcy thereof, any third party, or trustee, receiver or other representative of any Borrower, any payment or distribution of assets, whether in cash, property, or securities, including, without limitation, any Receivables previously received by the Administrative Agent or such Lender on account of the Lender Obligations (a "Reinstatement Distribution"), then to the extent permitted by law, this Agreement shall be reinstated with respect to any such Reinstatement Distribution. Neither the Administrative Agent nor any Lender shall be required to contest its obligation to return such Reinstatement Distribution if the Administrative Agent or such Lender elects for any reason not to contest such obligation.

                  8. Representations and Warranties. Each of the parties hereto represents and warrants to the other as follows:

                  (a) it has the corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate actions to authorize the execution, delivery and performance by it of this Agreement;

                  (b) no consent or authorization of, or filing with, any person (including, without limitation, any governmental body, agency or official) is required in connection with the execution, delivery or performance by it, or the validity or enforceability against it, of this Agreement; and

                  (c) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject,


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as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  9. Absolute Nature of Obligations. The Administrative Agent and the Trustee each agrees that the terms and conditions of this Agreement shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of, or any default or event of default occurring under, the Credit Agreement, the other Loan Documents, the Senior Secured Note Indenture, the Senior Secured Notes or the Collateral Documents;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Lender Obligations or the Note Obligations, or any amendment or waiver of, or any consent to departure from, the Credit Agreement, the Other Loan Documents, the Senior Secured Note Indenture, the Senior Secured Notes or the Collateral Documents;

                  (iii) any exchange, release or non-perfection of any Collateral or any "Collateral" (as defined in each Trustee Security Agreement) or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Lender Obligations or Note Obligations; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or any guarantor.

                  10. Termination. This Agreement shall remain in full force and effect and be enforceable against each party hereto according to its terms and shall terminate upon the indefeasible payment in full of the Lender Obligations or the Note Obligations.

                  11. Limitation of Liability. In exercising any of the rights and remedies granted to them hereunder, the Administrative Agent and the Lenders on the one hand, and the Trustee and the Bondholders on the other hand, shall have no duty to collect any sums due in respect of the Note Obligations or the Lender Obligations, respectively, or to enforce, protect or preserve any rights pertaining thereto except as may be required by law.

                  12. Miscellaneous.

                  (a) Notices. All notices, requests and other communciations to any party hereunder shall be given in writing and shall be given to such party at its address by registered mail or air courier or its telecopier number in either case set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to each of the other parties hereto; provided, however, that no


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notices, requests or other communications may be given by facsimile or similar teletransmission unless receipt is confirmed. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address or number specified.

                  (b) Governing Law: Severability. This Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to conflict of laws principles) of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

                  (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Administrative Agent's successors shall include (i) each Persons constituting a "Credit Agent" (as defined in the Senior Secured
Note Indenture), and (ii) if there is no agent under any successor "Credit Agreement" (as defined in the Senior Secured Note Indenture), then each holder of Indebtedness under such "Credit Agreement." The Trustee's successors shall include any Person replacing the Trustee as Trustee pursuant to the terms of the Senior Secured Note Indenture. Upon the request of any such successor Credit Agent, the Trustee shall enter into an intercreditor agreement with such Credit Agent that is identical in substance to this Agreement, with appropriate conforming changes to reflect changes in the identity of the Credit Agent and/or the "Credit Agreement" (as defined in the Senior Secured Note Indenture). Upon the request of any such successor Trustee, the Credit Agent shall enter into an intercreditor agreement with such Trustee that is identical in substance to this Agreement, with appropriate conforming changes to reflect changes to reflect changes in the identity of the Trustee.

                  (d) Amendments, Modifications and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto or their respective successors and assigns, and then such amendment, modification or waiver shall be effective only to the specific instance and for the specific purpose for which it is given.

                  (e) Headings. The section headings contained in this Agreement are and shall be without substantive meaning or content whatsoever and are not part of this Agreement.


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                  (f) Holders Bound. The Trustee is signing below as trustee for the holders of the Senior Secured Notes and their successors and assigns and the Administrative Agent is signing below as agent for the Lenders and their successors and assigns.

                  (g) New Intercreditor Agreement Controls. To the extent a term or provision of this Agreement conflicts with a New Intercreditor Agreement, the New Intercreditor Agreement shall control with respect to the subject matter of such term or provision.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized representative as of the date first above written.


                                      CITICORP, USA, Inc. As
                                      Administrative Agent

                                    By   /s/ Timothy L. Freeman
                                        ---------------------------------------
                                           Name:  Timothy L. Freeman
                                           Title: Attorney-in-Fact

                                      Address:
                                      Fax No.:

                                      THE BANK OF NOVA SCOTIA, as
                                      Administrative Agent

                                      By: /s/ Brian S. Allen
                                        ---------------------------------------
                                           Name:  Brian S. Allen
                                           Title: Sr. Relationship Manager

                                      Address: One Liberty Plaza, NY, NY 10006
                                      Fax No.: (212) 225-5090

                                      FLEET NATIONAL BANK, as Trustee

                                      By: /s/ Gerald P. Beezley
                                          --------------------------------------
                                             Name: Gerald P. Beezley
                                             Title: Vice President

                                      Address: One Federal Street,
                                               Boston, MA 02211
                                      Fax No.: (617) 292-4289


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